Exhibit 10.84

THEMAVEN, INC.

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (“Agreement”) is made and entered into by and between THEMAVEN, INC., a Delaware corporation (the “Company”) and Douglas B. Smith (“Participant”). This Agreement is entered into separate from any equity incentive or similar plan, however the provisions of Sections 2, 6, 7, 8, 9, 10, 11, 12 and 13 of the 2016 Stock Incentive Plan of the Company (the “Plan”) are incorporated herein by reference. All capitalized terms not defined in this Agreement have the meanings set forth in the Plan.

1. Grant. Subject to the Plan, the Company grants to the Participant an option (“Option”) to purchase shares of the common stock of the Company as follows:

Participant:	Douglas B. Smith
Grant Date:	March 11, 2018
Vesting Start Date:	March 1, 2018
Shares:	Common Stock
Shares Subject to Option:	500,000
Exercise Price:	$0.57 per share
Type of Option:	Nonqualified Stock Option
Option Expiration Date:	March 11, 2029

(subject to early termination in accordance with the terms of the Plan incorporated herein by reference)

Vesting Terms:	Time Vesting (the “Time Vesting Overlay”):

●	Subject to the Exchange Listing Condition:

○

The Option may be exercised with respect to the first 1/3 of the shares thereunder when Participant completes one year of continuous service (which shall include both service provided under the Service Agreement dated as of March 1, 2019 between Hampshire Road Advisors, LLC, of which Participant is the principal, and Maven Coalition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Continuous Service”)) beginning with the Vesting Start Date.

○	The Option may be exercised with respect to an additional 1/36th of the shares thereunder when the Participant completes each month of Continuous Service thereafter.

Listing on an Exchange: (the “Exchange Listing Condition”):

●	Subject to the Time Vesting Overlay, this Option may only be exercised after the Common Stock has been listed on (or is exchanged in full for the stock of a company listed, following such transaction, on) a securities exchange that has registered with the Securities and Exchange Commission under Section 6 of the Securities Exchange Act of 1934, as amended.

In addition, the Option vesting will accelerate with respect to the Time Vesting Overlay only, and any outstanding portion of the Option will be fully vested, upon the occurrence of (i) a Corporate Transaction during your Continuous Service, and (ii) in connection with the Corporate Transaction, or within six (6) months following the Corporate Transaction, Participant’s Continuous Service ends.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

THE GRANT OF THE OPTION IS MADE IN CONSIDERATION OF THE SERVICES TO BE RENDERED BY THE PARTICIPANT TO THE COMPANY AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN INCORPORATED HEREIN BY REFERENCE. THE OPTION MAY BE EXERCISED ONLY FOR WHOLE SHARES.

2. Option Provisions.

2.1 Termination. Upon the termination of the employment of the Participant with the Company and all Subsidiaries for any reason other than death, Disability, or Retirement, or if Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), then (a) all vesting of the Option shall immediately cease and (b) any and all Options then held by the Participant will, to the extent vested as of such termination of employment, remain exercisable in full for a period of one (1) month after such termination of employment (but in no event after the expiration date of any such Option), unless the termination is for Cause. If termination of employment is for Cause (as defined in the Employment Agreement), all Options shall immediately terminate as further provided in the Plan. If the termination of employment is due to Disability or Retirement, then the Option shall be exercisable as provided in the Plan.

2

2.2 Exercise. To exercise the Option, the Participant (or person then entitled to exercise the Option under the Plan) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (“Exercise Agreement”), which shall set forth, inter alia: (a) the Participant’s election to exercise the Option; (b) the number of shares of Common Stock being purchased; (c) any restrictions imposed on the shares of Common Stock being purchased; and (d) such representations, warranties, and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

The shares that may be issued on exercise of this Option, at the time of the grant hereof, are not authorized and available for issuance, therefore this Option is currently considered an unfunded option. The Participant agrees that no part of this Option may be exercised until the later of the increase in the authorized shares of common stock in sufficient number of shares to permit the exercise from time to time of this Option or the later respective vesting and exercise date as set forth herein.

2.3 Payment of Exercise Price. The Exercise Price of the Option shall be payable in full in cash, or its equivalent at the time of exercise in the manner then designated by the Committee, unless otherwise agreed by the Committee.

2.4 Vesting. All Options not vested will be terminated and forfeited upon the Participant’s termination of employment. Any and all Options that have not vested as provided in Section 1 of this Agreement shall terminate immediately upon the termination, for any reason whatsoever, of the employment of the Participant with the Company and all Subsidiaries, or if Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary).

3. Taxation.

3.1 Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s sole responsibility. The Company makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares of Common Stock acquired on exercise and does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

3.2 Disqualifying Disposition. If the Option is an ISO and the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

4. Compliance with Law. The exercise of the Option and the issuance and transfer of the shares of Common Stock shall be subject to compliance by the Company and the Participant with any and all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then-applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

3

5. General Terms.

5.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature.

5.2 Discretionary Nature of Plan. The provisions of the Plan incorporated herein are discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

5.3 Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

5.4 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

5.5 No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position with the Company. Nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the employment of Participant at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

5.6 Options Subject to Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

5.7 Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

5.8 Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

[SIGNATURE PAGE TO STOCK OPTION AWARD AGREEMENT TO FOLLOW]

4

[SIGNATURE PAGE TO STOCK OPTION AWARD AGREEMENT]

THEMAVEN, INC.

/s/ Paul Edmondson
By:	Paul Edmondson
Title:	Chief Operating Officer
Date:	March 11, 2019

PARTICIPANT

/s/ Douglas B. Smith
Name:	Douglas B. Smith
Date:	March 11, 2019

PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND THIS AGREEMENT. PARTICIPANT HAS READ AND UNDERSTANDS THE TERMS AND PROVISIONS THEREOF, AND ACCEPTS THE OPTION SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN THAT ARE INCORPORATED HEREIN BY REFERENCE AND THIS AGREEMENT. PARTICIPANT ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION OR DISPOSITION OF THE UNDERLYING SHARES AND THAT THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR PRIOR TO SUCH EXERCISE OR DISPOSITION.

Attachments:

Exhibit 1- Plan

5

EXHIBIT 1

PLAN

See attached.

6